EXHIBIT 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2012 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the three months ended June 30, 2012 are based on the historical financial statements of Tegal Corporation and CollabRx after giving effect to Tegal Corporation’s acquisition of CollabRx using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet combines Tegal Corporation’s historical condensed consolidated balance sheet as of June 30, 2012 and CollabRx’s historical condensed consolidated balance sheet as of June 30, 2012, giving effect to the acquisition as if it had occurred on June 30, 2012. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2012 combines Tegal Corporation’s historical consolidated statement of operations for the year then ended with CollabRx’s historical consolidated statement of operations for the year ended March 31, 2012. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2012 combines Tegal Corporation’s historical condensed consolidated statement of operations for the three months ended June 30, 2012 with CollabRx’s historical condensed consolidated statement of operations for the six months ended June 30, 2012. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it had occurred at the beginning of the fiscal year ending March 31, 2012.

The acquisition has been accounted for under the acquisition method of accounting in accordance with Financial Accounting Standard ASC 805, Business Combinations. Under the acquisition method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of CollabRx acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated acquisition price to the net tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to the time it takes to gather the necessary information and no longer than one year from the acquisition date). The final determination of the values of assets and liabilities and the integration costs may result in actual values, assets, liabilities and expenses that are different from those set forth in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of income in future periods or the results that actually would have been realized had Tegal Corporation and CollabRx been a combined company during the specified periods. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies, or any liabilities that may result from integration activities. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Tegal Corporation’s historical consolidated financial statements included in its Annual Report on Form 10-K, for its year ended March 31, 2012 and in its Form 10-Q for its three month period ended June 30, 2012, and CollabRx’s historical consolidated financial statements for the year ended December 31, 2011, and three months ended June 30, 2012, which are included as Exhibits 99.6 to this Form 8-K.

Unaudited Pro Forma Combined
 CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	UNAUDITED
	Tegal	CollabRx
	June 30,	June 30,	Pro Forma
	2012	2012	Adjust	Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,191	$476	$-	$7,667
Prepaid expenses and other current assets	19	11	--	30
Other assets of discontinued operations	11	--	--	11
Total current assets	7,221	487	-	7,708
Property and equipment, net	53	7	--	60
Goodwill/intangible assets	--	--	932	932
Other assets	--	793	--	793
Note receivable - CollabRx	300	--	(300)	-
Investment in convertible promissory note	320	--	--	320
Total assets	$7,894	$1,287	$632	$9,813
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15	$62	$-	$77
Common stock warrant liability	18	--	--	18
Accrued expenses and other current liabilities	200	322	--	522
Note payable - current	--	300	(300)	-
Liabilities of discontinued operations	206	--	--	206
Total current liabilities	439	684	(300)	823

Long term liabilities:
Convertible promissory note	--	500	--	500
Total liabilities	439	1,184	(300)	1,323

Stockholders’ equity:
Series 1 Preferred Convertible stock, $0.001 par value; 14,634,147 shares authorized; 9,494,275 shares issued and outstanding (liquidation preference $2,432,908)	$-	$9	$-	$9
Common stock, $0.01 par value; 50,000,000 shares authorized; 1,688,807 and 1,688,807 shares issued and outstanding at June 30, 2012 and March 31, 2012, respectively	17	-	-	17
Common stock, $0.001 par value; 44,000,000 shares authorized; 8,694,088 shares issued and outstanding	-	9	-	9
Additional paid-in capital	129,106	9,906	932	139,944
Accumulated other comprehensive loss	(142)	-	-	(142)
Accumulated deficit	(121,526)	(9,821)	-	(131,347)
Total stockholders’ equity	7,455	103	932	8,490
Total liabilities and stockholders’ equity	$7,894	$1,287	$632	$9,813

Unaudited Pro Forma Combined
 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share data)

	UNAUDITED
	Three Months ended
	Tegal	CollabRx
	June 30,	June 30,	Pro Forma
	2012	2012	Adjust	Combined

Revenue	$25	$13	$--	$38
Costs and expenses:
Research and development expenses	--	285	--	285
Sales and marketing expenses	--	77	--	77
General and administrative expenses	712	219	--	931
Total costs and expenses	712	581	--	1,293
Loss from operations	(687)	(568)	--	(1,255)
Other income (expense), net	9	0	--	9
Loss before income tax benefit	(678)	(568)	0	(1,246)
Loss from continuing operations	(678)	(568)	-	(1,246)
Loss from discontinued operations, net of taxes	(1)	-	-	(1)
Net loss	$(679)	$(568)	$-	$(1,247)

Unaudited Pro Forma Combined
 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share data)

	UNAUDITED
	Twelve Months ended
	Tegal	CollabRx
	March 31,	March 31,	Pro Forma
	2012	2012	Adjust	Combined

Revenue	$100	$130	$--	$230
Operating expenses:
Research and development expenses	--	1,025	--	1,025
Sales and marketing expenses	--	275	--	275
General and administrative expenses	2,615	465	--	3,080
Total operating expenses	2,615	1,765	--	4,380
Operating loss	(2,515)	(1,635)	--	(4,150)
Equity in (loss) of unconsolidated affiliate	(2,046)	--	0	(2,046)
Other income (expense), net	18	1	--	19
Loss before income tax benefit	(4,543)	(1,634)	0	(6,177)
Loss from continuing operations	(4,543)	(1,634)	-	(6,177)
Gain on sale of discontinued operations, net of taxes	2,930	--	--	2,930
Income from discontinued operations, net of taxes	184	-	-	184
Income from discontinued operations, net of taxes	3,114	-	-	3,114

Net loss	(1,429)	(1,634)	-	(3,063)

Other comprehensive income (loss)	25	--	--	25
Net loss and comprehensive loss	$(1,404)	$(1,634)	$-	$(3,038)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations.  Accordingly, these pro forma forma financial statements should be read in connection with Tegal Corporation and CollabRx historical audited and unaudited financial statements referred to above.

The acquisition method of accounting under GAAP requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of Tegal Corporation.

The estimated acquisition consideration and the preliminary allocation of the estimated acquisition consideration are, in part, based upon a preliminary management valuation, as described below, and Tegal’s estimates and assumptions which are subject to change.

2.	Acquisition of CollabRx

Description of Transaction

On July 12, 2012, Tegal completed the acquisition of CollabRx, pursuant to the previously announced Agreement and Plan of Merger, dated as of June 29, 2012.  As a result of the Merger, CollabRx became a wholly-owned subsidiary of the Company.  In consideration for 100% of the capital stock of CollabRx, Tegal will issue an aggregate of 236,433 shares of common stock, representing 14% of Tegal’s total shares outstanding prior to the closing, to former CollabRx stockholders.  Tegal did not include any cash for the acquisition.  Tegal also assumed $500 of existing CollabRx indebtedness through the issuance of 5-year promissory notes in substitution for outstanding notes previously issued by CollabRx.

Additional information is set forth in the Company’s 8-K report filed on July 18, 2012, and is incorporated herein in its entirety by reference.

3.	Fair Value of Consideration Transferred

The closing of our acquisition of CollabRx occurred on July 12, 2012.  In connection with that transaction, we will issue an aggregate of 236,433 shares of common stock, representing 14% of Tegal’s total shares outstanding prior to the closing, to former CollabRx stockholders in exchange for 100% of the capital stock of CollabRx, Inc.  Tegal did not include any cash for the acquisition.  Tegal and certain former CollabRx stockholders entered into a Stockholders Agreement providing for, among other things, registration rights, transfer restrictions and voting and standstill agreements.  Tegal also assumed $500,000 of existing CollabRx indebtedness through the issuance of 5-year promissory notes in substitution for outstanding notes previously issued by CollabRx.  Additional information is set forth in the Company’s 8-K report filed on July 18, 2012, and is incorporated herein in its entirety by reference.

Once our purchase price valuation is complete, goodwill will be calculated as the difference between the fair value of the consideration and the preliminary values assigned to the assets acquired and liabilities assumed. None of the goodwill will be deductible for tax purposes.

4.	Pro Forma Financial Statements

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Tegal and CollabRx, after giving effect to the CollabRx acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Tegal on a pro forma basis.

The unaudited pro forma combined balance sheet reflects the acquisition of CollabRx as if it has been consummated on June 30, 2012 and includes pro forma adjustments for preliminary valuations by Tegal management of certain tangible and intangible assets as of the acquisition date of July 12, 2012.

The unaudited pro forma combined statements of operations for the three months ended June 30, 2012 and for the year ended March 31, 2012 combine Tegal’s historical results for the twelve months ended March 31, 2012 with CollabRxs historical results for the same periods. The unaudited pro forma statements of operations give effect to the acquisition as if it had taken place at the beginning of the fiscal year ending March 31, 2012.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only.

5.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to CollabRx’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of the fair values.

The unaudited pro forma combined financial statements do not include any adjustments for liabilities that may result from integration activities related to the CollabRx acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations.

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

a.	To decrease both note receivable and note payable by $300 to reflect the write off of Tegal’s Note Receivable to CollabRx during the first quarter of Tegal’s fiscal year 2013.

b.	To increase goodwill/intangibles and stock issued by $932, the amount of the value of the stock issued to acquire CollabRx.

No adjustments were included in the unaudited pro forma combined Statement of Operations.  As a development stage company, all of the CollabRx expenses remain unchanged.  The Company did not record acquisition related transaction costs, nor were there any severance costs associated with the acquisition.

6.	Pro Forma Net Revenue by Product

At the time of the acquisition, CollabRx only offered for sale one product.  The audited and unaudited CollabRx financial statements, including the pro forma net revenue included in the financial statements are indicated in Exhibits 99.6 and 99.7, attached, and are incorporated herein in their entirety by reference.

7.	Pro Forma Net Income (Loss) per Share

Shares used to calculate unaudited pro forma combined basic and diluted net income (loss) per share are based on the number of Tegal weighted-average shares used in computing historical net income (loss) per share, basic and diluted.